UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 9, 2011

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-13471	41-1656308

(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 9, 2011, Insignia Systems, Inc. (the “Registrant”) entered into a confidential Settlement Agreement and Release with News America Marketing In-Store, LLC (“NAM”).  The Settlement Agreement and Release settled the Registrant’s outstanding lawsuit against NAM, which was pending in United States District Court, District of Minnesota.  Under the terms of the Settlement Agreement and Release, NAM paid the Registrant $125,000,000, and the Registrant paid NAM $4,000,000 in consideration for a 10-year exclusive arrangement for the sale and placement of signs with price by Insignia in NAM’s retailer network.  The remaining terms and conditions of the arrangement are being negotiated between the Registrant and NAM, and it is expected that a final agreement will be concluded soon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: February 15, 2011	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer